UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 11, 2018

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ZAIS GROUP HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35848	46-1314400
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Two Bridge Avenue, Suite 322 Red Bank, NJ	07701-1106
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (732) 978-7518

N/A
(Former name or former address, if changed since last report.)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

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Item 1.01.	Entry into a Material Definitive Agreement.

Agreement and Plan of Merger

On January 11, 2018 (the “Execution Date”), ZAIS Group Holdings, Inc. (the “Company”) entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Z Acquisition LLC, a Delaware limited liability company (“Z Acquisition”), and ZGH Merger Sub, Inc., a wholly-owned subsidiary of the Company (“Merger Sub” and together with the Company and Z Acquisition, each a “Party” and collectively the “Parties”), providing for the merger of Merger Sub with and into the Company (the “Merger”), with the Company surviving the Merger as a subsidiary of Z Acquisition. Christian Zugel, the founder of ZAIS Group, LLC, the Company’s operating subsidiary, the Company’s Chief Investment Officer, and the chairman of the board of directors of the Company (the “Board”), is the sole managing member of Z Acquisition. In addition, Mr. Zugel is the sole trustee of the Class B Voting Trust (as defined below), which provides Mr. Zugel effective voting control over matters put to a vote of the Company’s stockholders. Z Acquisition was formed in connection with the execution of the Share Purchase Agreement (as defined below) and has limited assets. The proposed Merger is a “going private transaction” under the Securities and Exchange Commission (“SEC”) rules.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of Class A common stock (“Class A Common Stock”), other than shares (i) beneficially owned by Mr. Zugel, Z Acquisition, the members of Z Acquisition (including Mr. Zugel and Daniel Curry, the Company’s President and Chief Executive Officer), certain trusts for members of Mr. Zugel’s family, and Mr. Zugel’s current spouse (collectively, the “Purchaser Group”), (ii) owned by stockholders who agree with Z Acquisition to retain certain of their Class A Common Stock (“Rollover Shares”) in connection with the Merger, (iii) acquired by a holder of Class A Units (as defined below) pursuant to an exercise of “exchange rights” prior to the Closing (“Exchange Shares”), and (iv) owned by holders of Class A Common Stock who shall neither have voted in favor of the Merger nor consented thereto in writing and who shall have properly and validly perfected, and not withdrawn or lost, their statutory appraisal rights under Delaware law (such shares of Class A Common Stock, “Appraisal Shares”), will be converted into the right to receive US $4.10 per share in cash without interest (the “Merger Consideration”), subject to any required withholding taxes. Under the terms of the Merger Agreement, each restricted stock unit in respect of shares of Class A Common Stock (“RSU”), whether or not vested, will be converted into the right to receive the Merger Consideration multiplied by the number of shares underlying the RSU, unless the holder thereof enters into an agreement with Z Acquisition (which is approved by the Company) to have such RSUs remain outstanding.

The Purchaser Group currently collectively (i) owns approximately 3.35% of the outstanding shares of Class A Common Stock, (ii) exercises voting control over 100% of the outstanding shares of the Company’s Class B common stock (“Class B Common Stock” and together with Class A Common Stock, “Common Stock”), which, as noted above, provides the Purchaser Group effective voting control over matters put to a vote of the Company’s stockholders, and (iii) owns 25.98% of the outstanding Class A Units (“Class A Units”) of ZAIS Group Parent, LLC, the Company’s majority-owned subsidiary (“ZGP”), which Class A Units are exchangeable, under certain circumstances, for, at the Company’s option, cash, shares of Class A Common Stock (on a one-for-one basis), or a combination of the two. Shares of Class B Common Stock hold no economic interest in the Company, but shares of Class B Common Stock may, as a single class, be voted with the shares of Class A Common Stock of the Company and carry 10 votes per share. In his capacity as sole trustee of a voting trust (the “Class B Voting Trust”) that holds all of the outstanding shares of the Class B Common Stock, Mr. Zugel has voting power over the shares of Class B Common Stock held in the Class B Voting Trust.

As previously disclosed on September 5, 2017, Z Acquisition and Mr. Zugel entered into a Share Purchase Agreement (as amended and restated as of January 11, 2018, the “Share Purchase Agreement”) with Ramguard LLC (“Ramguard”) to purchase from Ramguard 6,500,000 shares of Class A Common Stock at US $4.00 per share (the “Share Purchase”). Pursuant to the amended and restated Share Purchase Agreement, the purchase price for the Ramguard shares will be the same US $4.10 per share price to be paid in the merger. Once this Share Purchase is completed, Z Acquisition will own, before consummation of the Merger, approximately 44.66% of the Company’s outstanding Class A Common Stock and Purchaser Group will overall own approximately 48.01% of the outstanding Class A Common Stock, not including shares of Class A Common Stock that may be issued upon exchange of Class A Units of ZGP, which Class A Units are exchangeable under certain circumstances as described above.

Following the Merger and the Share Purchase, 100% of the outstanding equity interests in the Company will be beneficially owned by Purchaser Group and holders of Rollover Shares and Exchange Shares, the Company would cease to be registered under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Class A Common Stock would cease to trade on NASDAQ.

As previously disclosed, during most of 2016 and 2017, the Company explored strategic alternatives for the Company. Over this time period, the Company’s financial advisors reached out to more than 45 potential counterparties, including financial sponsors, potential strategic buyers, potential strategic sellers, and private investors. Approximately 29 parties executed non-disclosure agreements and 15 parties ultimately made proposals.

The Board (other than Mr. Zugel and Daniel Curry, each of whom recused himself from the vote of the Board), acting upon the unanimous recommendation of a special committee of independent and disinterested directors (the “Special Committee”): (i) determined that the Merger Agreement and the transactions contemplated thereby (the “Contemplated Transactions”), including the Merger, are advisable and in the best interests of and fair to the Company’s stockholders, other than Purchaser Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates, as to whom no view was expressed, (ii) approved the Merger Agreement and the Contemplated Transactions, including the Merger, and (iii) resolved to recommend that the Company’s stockholders approve the adoption of the Merger Agreement and the Merger. In connection with making their respective recommendations and determinations, the Special Committee and the Board were provided the financial analysis of the Merger Consideration from Houlihan Lokey (“Houlihan”), which also delivered an oral opinion to the Special Committee and confirmed such opinion in writing after the execution of the Merger Agreement to the effect that, as of the date of its opinion and based on and subject to the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Houlihan in preparing its opinion, the Merger Consideration to be received by the holders of the Company’s Class A Common Stock (other than other than shares held by the Purchaser Group, Ramguard, any holders of Rollover Shares or Exchange Shares, and their respective affiliates) pursuant to the Merger Agreement was fair to such holders, from a financial point of view.

Stockholders of the Company will be asked to vote on the adoption of the Merger Agreement at a special stockholders meeting to be held on a date to be announced. Under Delaware law and the Company’s Certificate of Incorporation, the affirmative vote of the holders of the majority of the aggregate voting power of the issued and outstanding shares of Common Stock (the “Statutory Stockholder Approval”) is required to adopt the Merger Agreement. In addition, the consummation of the Merger is subject to a non-waivable condition that the holders of a majority of outstanding shares of Class A Common Stock not beneficially owned by any member of Purchaser Group, any director or executive officer of the Company, Ramguard, any holder of Class A Common Stock constituting Rollover Shares or Exchange Shares, or any affiliates of the foregoing persons (the “Majority of the Minority Stockholder Approval”) shall have voted in favor of the adoption of the Merger Agreement.

Each Party’s obligation to consummate the Merger is also subject to certain other conditions, including (i) obtaining the Statutory Stockholder Approval and the Majority of the Minority Stockholder Approval; (ii) the absence of any legal restraint with respect to the Merger; (iii) the Company’s obtaining an opinion from an independent appraisal or valuation firm that, after taking into account the payment of the total Merger Consideration payable in respect of all shares of Class A Common Stock and RSUs entitled to receive the Merger Consideration, the Company is solvent; (iv) the continued accuracy of the representations and warranties of Z Acquisition, in the case of the Company, and of the Company, in the case of Z Acquisition, as contained in the Merger Agreement (subject to certain qualifiers, as applicable); and (v) compliance in all material respects with the covenants and agreements contained in the Merger Agreement by Z Acquisition, in the case of the Company, and by the Company, in the case of Z Acquisition. The Company has made customary representations and warranties and covenants in the Merger Agreement. Further, the Company’s obligation to consummate the Merger is subject to additional conditions, including that (1) the Share Purchase shall have been consummated in accordance with the terms of the Share Purchase Agreement; and (2) the acquisition of additional Class A Units by Z Acquisition pursuant to the Investment Agreement (as defined below) shall have been consummated in accordance with the terms of the Investment Agreement. Z Acquisition’s obligation to consummate the Merger is also subject to additional conditions, including that (A) certain of the Company’s expenses in connection with the Merger and other Contemplated Transactions do not exceed $4,500,000; (B) the number of Appraisal Shares immediately prior to the effective time of the Merger does not exceed 500,000 shares of Class A Common Stock (other than any Appraisal Shares held by members of Purchaser Group, Ramguard, holders of Rollover Shares or Exchange Shares, or their respective affiliates); and (C) the Company shall have not suffered a material adverse effect.

The Company intends to partially fund the payment of the aggregate Merger Consideration from cash on hand. To increase the amount of cash held by the Company, immediately before the Merger, Z Acquisition intends to contribute cash to ZGP in exchange for Class A Units, which cash will then be paid to the Company by ZGP for the redemption of Class A Units held by the Company. This contribution will be effected pursuant to an Investment Agreement (as described below) between ZGP, Z Acquisition, and, for limited purposes, Mr. Zugel. The Merger is not subject to a financing condition. However, if the Company does not receive the cash pursuant to the Investment Agreement (as described below), it is unlikely the Company will be able to fund the Merger Consideration and consummate the Merger. There can be no assurance that Z Acquisition will have sufficient funds to consummate the purchase of Class A Units pursuant the Investment Agreement, and if Z Acquisition fails to perform its obligations pursuant to the Investment Agreement, as a result of Z Acquisition’s limited assets, the Company will, in such event, have limited recourse other than the ability to exercise its rights against the Covered Stockholders (as defined below) under the Support Agreement (as described below), to the extent such Covered Stockholders have breached their related obligations under the Support Agreement.

The Company is subject to customary non-solicitation provisions, whereby, among other things, the Company and its subsidiaries have agreed not to solicit or initiate, or knowingly facilitate or knowingly encourage the submission of, an alternative acquisition proposal. However, the Company will be able to respond to and engage in discussions of certain unsolicited acquisition proposals, subject to certain conditions, if the Board or an independent committee of the Board (including the Special Committee) determines in good faith that such proposals are or could lead to superior proposals, such proposals did not result from the Company’s material breach of its obligations under such non-solicitation provisions of the Merger Agreement, and, if the Board or an independent committee of the Board (including the Special Committee) determines, after consultation with its counsel, that the failure to take action concerning such proposals could reasonably be expected to be contrary to its fiduciary duties under applicable law. The Board or an independent committee of the Board (including the Special Committee) may change its recommendation to approve the Merger if (i) in response to an intervening event either not known or the consequences of which were not foreseeable to the Special Committee on the Execution Date, the Board or an independent committee of the Board (including the Special Committee) determines, after consultation with its outside legal counsel, that the failure to take action concerning such intervening event could reasonably be expected to be contrary to its fiduciary duties under applicable law or (ii) in response to an alternative acquisition proposal, the Board or an independent committee of the Board (including the Special Committee) determines in good faith, after consultation with its financial advisor and outside legal counsel, that such acquisition proposal constitutes a superior proposal and that the failure to take such action could reasonably be expected to be contrary to its fiduciary duties under applicable law.

The Company is also subject to certain covenants regarding its operations from the Execution Date until the closing of the Merger. The Merger Agreement provides that, subject to certain exceptions, from the Execution Date until the closing of the Merger, the Company must ensure that the business and operations of the Company and each of its subsidiaries are conducted in the ordinary course of business and in accordance with past practice, and use its reasonable best efforts to maintain the Company’s assets and properties and preserve its business organization and goodwill of those having business relationships with the Company. The Company also agreed not to undertake, and to cause its subsidiaries not to undertake, certain actions, without the written consent of Z Acquisition.

The Merger Agreement contains certain termination rights for both Z Acquisition and the Company (with respect to the Company, only pursuant to a resolution adopted by the Special Committee), and further provides that upon the termination of the Merger Agreement under certain circumstances, the Company will be required to pay Z Acquisition and other members of Purchaser Group, as applicable, an expense reimbursement amount up to a maximum of $1,500,000. Subject to certain limitations, either the Company or Z Acquisition may terminate the Merger Agreement if the Merger is not consummated by July 11, 2018 (the “Termination Date”); provided that the Company or Z Acquisition may extend the Termination Date under certain circumstances or waive certain obligations under the Merger Agreement.

Stockholder Voting and Support Agreements

In connection with the Merger Agreement, Z Acquisition, Mr. Zugel, Mr. Zugel’s spouse, and certain trusts for members of Mr. Zugel’s family (the “Covered Stockholders”) and the Company entered into a Stockholder Voting and Support Agreement, dated as of the Execution Date (the “Support Agreement”). Per the terms and conditions set forth in the Support Agreement, the Covered Stockholders have agreed (i) to vote, or cause to be voted, all shares of Common Stock owned by the Covered Stockholder (representing, in the aggregate, approximately 93.44% of the Company’s total outstanding voting power as of January 11, 2018) for the adoption of the Merger Agreement and approval of the Merger, (ii) not to transfer or engage in certain transactions with respect to shares of Common Stock owned by the Covered Stockholders (subject to certain exceptions), (iii) to use their reasonable best efforts to consummate the Share Purchase and the transactions contemplated by the Investment Agreement (as described below), (iv) to refrain from seeking to remove any member of the Special Committee or taking any action that would limit the independence of authority of the Special Committee, and (v) to take, or refrain from taking, certain other actions in furtherance of the consummation of the Merger.

Similarly in connection with the Merger Agreement, Ramguard, Neil Ramsey, and NAR Special Global, LLC (an affiliate of Ramguard) (the “Ramguard Parties”) and the Company entered into a Stockholder Voting and Support Agreement, dated as of the Execution Date (the “Ramguard Support Agreement”). In accordance with the terms and conditions set forth in the Ramguard Support Agreement, the Ramguard Parties have agreed (i) to vote, or cause to be voted, all shares of Common Stock owned by the Ramguard Parties (representing, in the aggregate, approximately 4.47% of the Company’s total outstanding voting power as of January 11, 2018) for the adoption of the Merger Agreement and approval of the Merger, (ii) not to transfer or engage in certain transactions with respect to shares of Common Stock owned by the Ramguard Parties (subject to certain exceptions, including the Share Purchase), (iii) not enter into certain amendments to the Share Purchase Agreement without the prior written consent of the Company, (iv) to use their reasonable best efforts to consummate the Share Purchase, and (v) to take, or refrain from taking, certain other actions in furtherance of the consummation of the Merger.

Curry Support Agreement

In connection with the Merger Agreement, Daniel Curry entered into a letter agreement, dated as of the Execution Date (the “Curry Support Agreement”). Per the terms and conditions set forth in the Curry Support Agreement, Mr. Curry agreed (i) not to acquire or engage in certain transactions with respect to Common Stock of the Company during the period from the Execution Date until the closing of the Merger, (ii) to use his reasonable best efforts to consummate the Share Purchase and the transactions contemplated by the Investment Agreement, including making capital contributions to Z Acquisition as and when called in furtherance of such transactions, (iii) to cooperate with the Company as the Company prepares certain related filings with the SEC in connection with the Merger, (iv) to refrain from seeking to remove any member of the Special Committee or taking any action that would limit the independence of authority of the Special Committee, and (v) to take, or refrain from taking, certain other actions in furtherance of the consummation of the Merger.

Investment Agreement

In connection with the Merger Agreement, ZGP, Z Acquisition and Mr. Zugel (solely in his capacity as the founder member representative of ZGP and solely with regard to consenting to the issuance of Class A Units pursuant to the Investment Agreement and cooperating with the Company to obtain any other consents) entered into an Investment Agreement, dated as of the Execution Date (the “Investment Agreement”). Subject to the terms and conditions set forth in the Investment Agreement, the parties to the Investment Agreement, other than Mr. Zugel, agreed that, immediately prior to the Merger, ZGP will issue 3,085,287 Class A Units in exchange for a contribution from Z Acquisition to ZGP of an amount cash equal to US $12,649,676.70.

ZGP intends to use the proceeds from the contribution by Z Acquisition to redeem for cash, at $4.10 per unit, a certain number Class A Units held by the Company corresponding to the number of outstanding shares of Class A Common Stock that, as of immediately before the Merger, are to be converted into the right to receive the Merger Consideration for an amount equal to the aggregate Merger Consideration. Following the redemption, the Company intends to use cash paid to it by ZGP for the redemption of Class A Units to fund a portion of the Merger Consideration.

The foregoing descriptions of the Merger Agreement, the Support Agreement, the Ramguard Support Agreement, the Curry Support Agreement, and the Investment Agreement do not purport to describe all of the terms of such agreements and are qualified in their entirety by the full text of such agreements, copies of which are filed as exhibits to this Current Report on Form 8-K and are incorporated herein by reference.

The foregoing description of the Merger Agreement attached hereto as Exhibit 2.1, the Support Agreement attached hereto as Exhibit 10.1, the Ramguard Support Agreement attached hereto as Exhibit 10.2, the Investment Agreement attached hereto as Exhibit 10.3 and the other exhibits to this Current Report on Form 8-K furnished herewith are intended to provide information regarding the terms of the Merger Agreement, the Support Agreement, the Ramguard Support Agreement, and the Investment Agreement and are not intended to modify or supplement any factual disclosures about the Company in its public reports filed with the SEC. In particular, the Merger Agreement, the Support Agreement, the Ramguard Support Agreement, the Investment Agreement and the related summaries are not intended to be disclosures regarding any facts and circumstances relating to the Company or any of its subsidiaries or affiliates. The Merger Agreement, the Support Agreement, the Ramguard Support Agreement, and the Investment Agreement contain representations and warranties made by the Company and Purchaser Group, which were made only for purposes of the Merger Agreement, the Support Agreement, the Ramguard Support Agreement, and the Investment Agreement, respectively, and only as of the specified dates provided therein. The representations, warranties and covenants in the Merger Agreement, the Support Agreement, the Ramguard Support Agreement, and the Investment Agreement were made solely for the benefit of the parties thereto, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties rather than establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. In addition, information concerning the subject matter of the representations, warranties and covenants may change after the Execution Date, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement, the Support Agreement, the Ramguard Support Agreement, and the Investment Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the Company that is or will be contained in, or incorporated by reference into, the documents that the Company files or has filed with the SEC.

On January 12, 2018, the Company issued a press release announcing the proposed Merger. A copy of the press release is filed as Exhibit 99.1 hereto.

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 8, 2018, the Company received a letter from the staff of the Listings Qualifications Department of The Nasdaq Stock Market LLC (“Nasdaq”) stating that the Company failed to hold an annual meeting of stockholders within 12 months of the Company’s fiscal year ended December 31, 2016, as required by Nasdaq Listing Rule 5620(a). As previously disclosed, the Company delayed its 2017 annual meeting of stockholders, which was originally scheduled to be held on November 7, 2017, because of the contemplated merger transaction.

The Company intends to submit a plan to regain compliance pursuant to the procedures set forth in the Nasdaq Listing Rules no later than February 22, 2018. While the plan is pending, the Company’s Class A Common Stock will continue to trade on Nasdaq. If Nasdaq accepts the Company’s plan, Nasdaq can grant an exception of up to 180 calendar days from the fiscal year ended December 31, 2017, or until June 29, 2018, to regain compliance.

Additional Information and Where to Find It

This filing may be deemed to be solicitation material in respect of the proposed acquisition of the Company by members of the Purchaser Group and their respective affiliates. In connection with the proposed Merger, the Company will file with the SEC and furnish to the Company’s stockholders a proxy statement and other relevant documents. This filing does not constitute a solicitation of any vote or approval. BEFORE MAKING ANY VOTING DECISION, THE COMPANY’S STOCKHOLDERS ARE URGED TO READ THE PROXY STATEMENT IN ITS ENTIRETY WHEN IT BECOMES AVAILABLE AND ANY OTHER DOCUMENTS TO BE FILED WITH THE SEC IN CONNECTION WITH THE PROPOSED MERGER OR INCORPORATED BY REFERENCE IN THE PROXY STATEMENT BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED MERGER.

Investors will be able to obtain a free copy of the proxy statement, when available, and other relevant documents filed by the Company with the SEC at the SEC’s website at www.sec.gov. In addition, investors may obtain a free copy of the proxy statement, when available, and other relevant documents from the Company’s website at www.zaisgroup.com or by directing a request to the Company.

Participants in the Solicitation

The Company and its directors, executive officers and certain other members of management and employees of the Company may be deemed to be “participants” in the solicitation of proxies from the stockholders of the Company in connection with the proposed Merger. Information regarding the interests of the persons who may, under the rules of the SEC, be considered participants in the solicitation of the stockholders of the Company in connection with the proposed Merger, which may be different than those of the Company’s stockholders generally, will be set forth in the proxy statement and the other relevant documents to be filed with the SEC. Stockholders can find information about the Company and its directors and executive officers and their ownership of the Company’s Common Stock in the Company’s definitive proxy statement for the 2016 Annual Meeting of Stockholders, Annual Report on Form 10-K, filed with the SEC on March 24, 2017, and additional information about the ownership of the Company’s Common Stock by the Company’s directors and executive officers is included in their Forms 3, 4 and 5 filed with the SEC.

Forward-Looking Statements

Statements in this Current Report on Form 8-K and the exhibits furnished or filed herewith that relate to future results and events are forward-looking statements based on the Company’s current expectations. Actual results and events in future periods may differ materially from those expressed or implied by these forward-looking statements because of a number of risks, uncertainties and other factors. All statements other than statements of historical fact, including statements containing the words “aim,” “anticipate,” “are confident,” “estimate,” “expect,” “will be,” “will continue,” “will likely result,” “project,” “intend,” “plan,” “believe” and other words and terms of similar meaning, or the negative of these terms, are statements that could be deemed forward-looking statements. Risks, uncertainties and other factors include, but are not limited to: (i) the occurrence of any event, change or other circumstances that could give rise to the termination of the Merger Agreement; (ii) the inability to complete the proposed Merger due to the failure to obtain stockholder approval for the proposed Merger or the failure to satisfy other conditions to completion of the proposed Merger; (iii) the failure of the proposed Merger to close for any other reason; (iv) risks related to disruption of management’s attention from the Company’s ongoing business operations due to the transaction; (v) the outcome of any legal proceedings, regulatory proceedings or enforcement matters that may be instituted against the Company and others relating to the Merger Agreement; (vi) the risk that the pendency of the proposed Merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the pendency of the proposed Merger; (vii) the effect of the announcement of the proposed Merger on the Company’s relationships with its customers, operating results and business generally; and (viii) the amount of the costs, fees, expenses and charges related to the proposed Merger. Consider these factors carefully in evaluating the forward-looking statements. Additional factors that may cause results to differ materially from those described in the forward-looking statements are set forth in the Company’s Annual Report on Form 10–K for the fiscal year ended December 31, 2016, filed with the SEC on March 24, 2017, under the heading “Item 1A. Risk Factors,” and in subsequently filed Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. The forward-looking statements represent the Company’s views as of the date on which such statements were made and the Company undertakes no obligation to publicly update such forward-looking statements, except as required by law.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description
2.1*	Agreement and Plan of Merger, dated as of January 11, 2018, by and among ZAIS Group Holdings, Inc., Z Acquisition LLC, and ZGH Merger Sub, Inc.

10.1	Stockholder Voting and Support Agreement, dated as of January 11, 2018, by and among ZAIS Group Holdings, Inc., Z Acquisition LLC, Christian Zugel, Sonia Zugel, Zugel Family Trust, and Family Trust U/A Christian M. Zugel 2005 GRAT.

10.2	Stockholder Voting and Support Agreement, dated as of January 11, 2018, by and among ZAIS Group Holdings, Inc. and Ramguard LLC, NAR Special Global, LLC, and, for limited purposes, Neil Ramsey.

10.3	Letter Agreement, dated as of January 11, 2018, executed by Daniel Curry.

10.4	Investment Agreement, dated as of January 11, 2018, by and among ZAIS Group Parent, LLC, Z Acquisition LLC and, for limited purposes, Christian Zugel.

99.1	Press Release issued by ZAIS Group Holdings, Inc., dated January 12, 2018.

*	Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company agrees to furnish supplementally a copy of any omitted schedule or exhibit to the SEC upon request.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ZAIS GROUP HOLDINGS, INC.

By:	/s/ Nisha Motani
Nisha Motani
Chief Financial Officer

Date: January 12, 2018